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Exhibit 99.1

CONTACT: GTC Biotherapeutics, Inc. Thomas E. Newberry Vice President, Corporate Communications (508) 370-5374	Feinstein Kean Healthcare for GTC Biotherapeutics, Inc. Francesca DeVellis (investors) Barbara Askjaer (media) (617) 577-8110

GTC BIOTHERAPEUTICS ANNOUNCES SALE OF COMMON STOCK

FRAMINGHAM, MA—March 16, 2004—GTC Biotherapeutics, Inc. ("GTC", Nasdaq: GTCB) announced today that it has obtained commitments from a select group of institutional investors to purchase approximately 6.4 million shares of its common stock at a price of $2.35 per share. The shares are being offered under GTC's effective shelf registration statement previously filed with the Securities and Exchange Commission. SG Cowen Securities Corporation, lead agent, and Rodman & Renshaw, LLC acted as placement agents for the offering.

GTC estimates gross proceeds from the financing to be approximately $15 million. The proceeds of the financing will be used for general corporate purposes, including support of GTC's product development and clinical programs.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus and the prospectus supplement can be obtained from SG Cowen Securities Corporation, 1221 Avenue of the Americans, New York, NY 10020, or the Company.

About GTC Biotherapeutics

GTC Biotherapeutics is a leader in the development, production, and commercialization of therapeutic proteins through transgenic animal technology. GTC has three internal proprietary products in its pipeline and a portfolio of external program production opportunities. GTC's lead program is ATryn®, its recombinant form of human antithrombin. A Market Authorization Application was recently accepted for review by the European Medicines Evaluation Agency for the use of ATryn® in patients with a hereditary antithrombin deficiency. In addition to the ATryn® program, GTC is developing a recombinant human serum albumin and a malaria vaccine. In its portfolio of external programs, GTC's technology is used to develop transgenic production of its partners' proprietary products, including both large-volume protein therapeutics as well as products that are difficult to produce in significant quantities from conventional bioreactor systems. GTC's external program collaborations are developing transgenic versions of products such as monoclonal antibodies and immunoglobulin fusion proteins for conditions such as rheumatoid arthritis, HIV/AIDS and cancer. One of the external programs recently entered clinical trials with a transgenically produced product. Additional information is available on the GTC web site, http://www.gtc-bio.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the amount of proceeds expected to be received from the closing of the public offering. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, the risks and uncertainties discussed in GTC's most recent Annual Report on Form 10-K and its other periodic reports as filed with the Securities and Exchange Commission, including the risks and uncertainties inherent in the closing of a transaction. GTC cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and GTC undertakes no obligation to update or revise the statements, except as may be required by law.

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Exhibit 99.1
GTC BIOTHERAPEUTICS ANNOUNCES SALE OF COMMON STOCK